RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in this Registration Statement of International Paintball Association, Inc. on Form 10/A-3, of my report dated April 30, 2010 on the financial statements of International Paintball Association, Inc. for the years ended December 31, 2009 and 2008, and for the period from May 24, 2004 (inception) through December 31, 2009.

In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement.

/s/ Ronald R. Chadwick, P.C.
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RONALD R. CHADWICK, P.C.
Aurora, Colorado
June 7, 2010